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                                                                      Exhibit 19


              Schedule of certain documents substantially identical to filed documents with parties thereto and other material differing details

19.a Parties to Severence Pay Agreement, in substantially the form set forth in Exhibit 10.e to Form 10-K for the fiscal year ended December 31, 1997:


                        Stanley H. Davis
                        Paul R. D'Aloia
                        Thomas A. Frederick
                        Carol A. Gebhart
                        Don R. Graber
                        Timothy G. Howard
                        Nancy A. Michaud
                        Christopher W. Snyder
                        John M. Stoner
                        I. Edward Tonkon II

19.b Parties to Restricted Share Agreement in substantially the form set forth in Exhibit 10.w to Form-K for the fiscal year ended December 31, 1997:

                        Paul R. D'Aloia
                        Thomas A. Frederick
                        Carol A. Gebhart
                        Don R. Graber
                        Timothy G. Howard
                        Nancy A. Michaud
                        Richard L. Molen
                        Christopher W. Snyder
                        John M. Stoner
                        I. Edward Tonkon II
                        Pamela J. Whipps